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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Scheid Vineyards Inc. on Form SB-2 of our report dated February 13, 1998 appearing in the Prospectus which is part of this Registration Statement and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California
April 24, 1998